Exhibit 99.1

Rentech, Inc. Announces the Sale of its 56% Owned Subsidiary REN Corporation

DENVER, Aug. 4 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) today announced that it has sold its 56% ownership interest in REN Testing Corporation, d/b/a REN Corporation (REN). The purchasing entity is REN HOLDING CORPORATION (RHC), an Oklahoma corporation, consisting of a management group previously involved in REN. The sales price of the transaction is $1,175,000, payable in the form of earn-out payments based on the purchasing Company’s qualified cash receipts (QCR). These QCR are intended to include payments for sales and services received by REN from its customers. Not included as QCR are any cash proceeds from loans, investments or collection of accounts receivable in existence as of June 30, 2005 and other non-operating revenues.

The sale was effective on August 1, 2005 and included all underlying assets and intellectual properties of REN.

Addressing the sale of REN, Dennis L. Yakobson, Rentech’s Chairman and C.E.O. stated: “The sale of REN is another step in Rentech’s overall business plan to focus entirely on the Company’s core gas-to-liquids and coal-to-liquids business.”

Claude C. Corkadel III, Vice President of Strategic Programs for Rentech, Inc., who is responsible for subsidiary operations stated: “It has been a pleasure working with the staff at REN for the last two years. We appreciate their efforts, flexibility and cooperation in working through what were at times some difficult situations in REN’s particular market sector. We wish the management team at REN HOLDING CORPORATION all the best with their new business entity.”

About Rentech, Inc.

Rentech, Inc., a Denver, Colorado corporation, incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials, including coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains and other reports or materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect the Company’s results include the ability of REN to obtain contracts on a competitive bidding basis or through negotiations, finance operations, receive payments for contracts and operate on a positive earnings basis that provides qualified cash receipts sufficient for the Company to realize the earn-out payments, as well as the risk factors detailed in the Company’s periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or by email at mkir@rentk.com, or see the Company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-3755 or by email at tony@investorawareness.com.

CONTACT:  Mark Koenig, Director of Investor Relations of Rentech, Inc.,
+1-303-298-8008, mkir@rentk.com; or Tony Schor of Investor Awareness, Inc.,
+1-847-945-3755, tony@investorawareness.com, for Rentech, Inc./
Web site:  http://www.rentechinc.com/